NUMBER                                                   SHARES


          6.75% CUMULATIVE PREFERRED STOCK, SERIES B


     Incorporated under the Laws of the State of Delaware


                         PRAXAIR, INC.



This Certifies that ___________________________________________
is the owner of

_______________________________________________________________
  fully paid and non-assessable Shares, par value $.01 each, of the 6.75% CUMULATIVE PREFERRED STOCK, SERIES B of

                         PRAXAIR, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

          The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, desig-nations, preferences and relative, participating, optional or other rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Witness the seal of said Corporation and the signatures of its duly authorized officers.

     Dated


     [Assistant] Secretary             [Vice] President












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For value Received, _______________________ hereby sell, assign and transfer unto _____________________________________________
________________________________________________________ Shares
represented by the within Certificate and do hereby irrevocably constitute and appoint ________________________________________
______________________________________________________ Attorney
to transfer the said shares on the Books of the within named Corporation with full power of substitution in the premises.

Dated _________________, 19__

                                   ____________________________

In Presence of ____________________